Exhibit 10 (vi)

INVESTOR RIGHTS
AGREEMENT dated as of August 12,
2004 (this “Agreement”), among BHI
ACQUISITION CORP., a Delaware
corporation (the “Company”), and the
HOLDERS that are parties hereto.

WHEREAS, each Holder deems it to be in the best interest of the Company and the Holders that provision be made for the continuity and stability of the business and policies of the Company, and, to that end, the Company and the Holders hereby set forth herein their agreement with respect to the Common Stock and Options owned or to be acquired by them.

NOW, THEREFORE, in consideration of the premises and of the mutual consents and obligations hereinafter set forth, the parties hereto hereby agree as follows:

Section 1. Definitions.

As used in this Agreement:

“Affiliate” of the Company or BHI means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company or BHI, as applicable. As used in this definition, the term “control,” including the correlative terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person. The term “Affiliate” shall not include at any time any portfolio companies of Apollo Management V, L.P. or its Affiliates.

“Affiliate” of a Holder (other than BHI) means: (i) any member of the immediate family of an individual Holder, including parents, siblings, spouse and children (including those by adoption); the parents, siblings, spouse, or children (including those by adoption) of such immediate family member, and in any such case any trust whose primary beneficiary is such individual Holder or one or more members of such immediate family and/or such Holder’s lineal descendants; (ii) the legal representative or guardian of such individual Holder or of any such immediate family member in the event such individual Holder or any such immediate family member becomes mentally incompetent; and (iii) any Person controlling, controlled by or under common control with a Holder. As used in this definition, the term “control,” including the correlative terms “controlling,” “controlled by” and “under common control with,” means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person. The term “Affiliate” shall not include at any time any portfolio companies of Apollo Management V, L.P or its Affiliates.

“Apollo Group” means Apollo Investment Fund V, L.P., a Delaware limited partnership, Apollo Overseas Partners V, L.P. and each of their respective Affiliates.

“Asset Sale” means the sale of all or substantially all of the assets of the Company, on a consolidated basis, to a Person or Group which is not included in the Apollo Group.

“BHI” means BHI Investment, LLC, a Delaware limited liability company, the members of which are all members of the Apollo Group.

“Board” means the Board of Directors of the Company and any duly authorized committee thereof. All determinations by the Board required pursuant to the terms of this Agreement to be made by the Board shall be binding and conclusive.

“Cause” means, with respect to the termination of employment of any Management Holder by the Company or any of its subsidiaries: (i) if such Management Holder is at the time of termination a party to an employment agreement with the Company or any of its subsidiaries which defines such term, the meaning given to such term therein; and (ii) in all other cases, the termination by the Company or any of its subsidiaries of a Management Holder’s employment based on such Management Holder’s (a) commission of a crime of moral turpitude or a felony that involves financial misconduct or moral turpitude or has resulted, or reasonably could be expected to result, in any adverse publicity regarding the Management Holder or the Company or any of its subsidiaries or economic injury to the Company or any of its subsidiaries, (b) dishonesty or willful commission or omission of any action that has resulted, or reasonably could be expected to result, in any adverse publicity regarding the Management Holder or the Company or any of its subsidiaries or has caused, or reasonably could be expected to cause, demonstrable and serious economic injury to the Company or any of its subsidiaries or (c) material breach of this Agreement or any other agreement entered into between the Management Holder and the Company or any of its subsidiaries or Affiliates after notice and a reasonable opportunity to cure (if such breach can be cured). For purposes hereof, no act or omission shall be considered willful unless committed in bad faith or without a reasonable belief that the act or omission was in the best interests of the Company or any of its subsidiaries.

“Closing Date” shall mean August 12, 2004.

“Come Along Option” has the meaning ascribed to such term in Section 2(b).

“Come Along Transaction” shall mean any sale or transfer of shares of Common Stock by BHI prior to the consummation of a Qualified Public Offering to any third party following which (when aggregated with all prior such sales or transfers), BHI shall have disposed of more than 10% of the number of shares of Common Stock that BHI owned as of the Original Issue Date to a transferee or Group that is not an Affiliate of BHI.

“Common Share Consideration” has the meaning ascribed to such term in the Stock Purchase Agreement dated as of July 5, 2004 (as it may be amended, from time to time), by and among BHI, BW Holdings LLC, Borden Holdings, Inc., Borden Chemical, Inc., Craig O. Morrison and Joseph P. Bevilaqua.

“Common Stock” means the common stock of the Company, par value $.001 per share.

“Company” has the meaning ascribed to such term in the introductory paragraph hereof.

“Control Disposition” means a Disposition which would have the effect of transferring to a Person or Group that is not an Affiliate of BHI a number of shares of Common Stock such that, following the consummation of such Disposition, such Person or Group possesses the voting power to elect a majority of the Board (whether by merger, consolidation or sale or transfer of Common Stock).

“Deemed Held Shares” has the meaning given to such term in Section 2(a)(ii).

“Disability” means, with respect to each Management Holder, such Management Holder’s inability to perform the duties and obligations required by the Management Holder’s job by reason of any medically determined physical or mental impairment, as determined in accordance with the provisions of long term disability coverage under the Borden Chemical, Inc. Total Family Protection Plan (the “Total Family Protection Plan”); provided, however, that if the Management Holder has not elected long term disability coverage under the Total Family Protection Plan, then “Disability” shall mean, with respect to such Management Holder, any medically determined physical or mental impairment (as determined by a physician selected by the Company or its insurers and acceptable to the Management Holder or the Management Holder’s legal representative (such agreement as to acceptability not to be withheld unreasonably)) that prevents the Management Holder from performing the duties and obligations required by the Management Holder’s job for more than 90 days during a period of 180 consecutive days.

“Disposition” means any direct or indirect transfer, assignment, sale, gift, pledge, hypothecation or other encumbrance, or any other disposition, of Common Stock (or any interest therein or right thereto) or of all or part of the voting power (other than the granting of a revocable proxy) associated with the Common Stock (or any interest therein) whatsoever, or any other transfer of beneficial ownership of Common Stock whether voluntary or involuntary, including, without limitation (a) as a part of any liquidation of a Management Holder’s assets or (b) as a part of any reorganization of a Management Holder pursuant to the United States or other bankruptcy law or other similar debtor relief laws.

“EBITDA” for any period, shall mean consolidated net income (loss), plus extraordinary losses, less extraordinary gains, plus income taxes, plus interest expenses, plus depreciation and amortization expenses, for such period, all of which amounts, as well as the method of calculation, may be subject to appropriate adjustment for non-recurring items by the majority of the Board in its sole discretion.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” means, with respect to each share of Common Stock or other capital stock held by any Management Holder: (i) if such Management Holder is a party to any agreement with the Company which defines such term, the meaning given therein, and (ii) in all other cases:

(a) With respect to any series or class of capital stock, the per share fair market value determined by the Board, which determination will be based upon (i) the enterprise value (determined by multiplying the Company’s 12 month trailing EBITDA as of the time of determination by 6.8) less all Indebtedness of the Company at the time of determination, divided by (ii) the outstanding shares of capital stock of the Company at the time of determination (calculated on a fully diluted basis and including the deferred shares distributable under the deferred compensation accounts).

(b) Notwithstanding anything to the contrary contained in clause (a) above, if any securities of the Company are publicly traded or quoted at the time of determination, then the per share fair market value of such securities shall be the most recent closing trading price of such securities on the business day immediately prior to the date of determination as determined by the Board in good faith.

(c) At any time as of which the Board is permitted to determine the Fair Market Value of any security in accordance with clause (a) above, neither the Company nor any officer, director, employee or agent of the Company shall have any liability with respect to the valuation of such securities that are bought or sold at such Fair Market Value even though the Fair Market Value, as so determined, may be more or less than actual fair market value. Each of the Company and its officers, directors, employees and agents shall be fully protected in relying in good faith upon the records of the Company and upon information, opinions, reports or statements presented to the Company by any Person as to matters which the Company or such director, officer, employee or agent reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company in determining such Fair Market Value.

“Good Reason” means voluntary resignation after any of the following actions are taken by the Company or any of its subsidiaries without the Management Holder’s consent: (a) the continued failure to pay compensation when due to the Management Holder for more than thirty (30) days; (b) a significant diminution in the responsibilities or authority of the Management Holder other than an insubstantial and inadvertent diminution that is remedied by the Company promptly after receipt of written notice thereof sent by the Management Holder; (c) a significant diminution in the annual base salary and bonus to be paid to the Management Holder as in effect on the Closing Date (but not including any diminution related to a broader compensation reduction that is not limited to any particular employee or executive), or (d) relocation of the Management Holder’s primary work place, as assigned to him by the Company, beyond a fifty (50) mile radius of the employee’s current location; provided, however, that none of the events described in the foregoing clauses (a), (b), (c) or (d) shall constitute Good Reason unless the Management Holder shall have notified the Company in writing describing the events which constitute Good Reason and then only if the Company shall have failed to cure such events within (x) in the case of clause (a), fifteen (15) days, or (y) in the case of clauses (b), (c) or (d), thirty (30) days, after the Company’s receipt of such written notice.

“Group” shall have the meaning ascribed thereto in Section 13(d)(3) of the Exchange Act.

“Holders” mean the holders of securities of the Company who are parties hereto.

“Indebtedness” means with respect to any Person, (a) all indebtedness of such Person for borrowed money, whether current or funded, or secured or unsecured, (b) all indebtedness of such Person for the deferred purchase price of property or services represented by a note, bond, debenture or similar instrument and any other obligation or liability represented by a note, bond, debenture or similar instrument, (c) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (d) all indebtedness of such Person secured by a purchase money mortgage or other lien to secure all or part of the purchase price of the property subject to such mortgage or lien, (e) all obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under generally accepted accounting principles in the United States of America (“GAAP”) and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP, (f) all unpaid reimbursement obligations of such Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person, (g) all obligations of such Person under any forward contract, futures contract, swap, option or other financing agreement or arrangement (including caps, floors, collars and similar agreements), the value of which is dependent upon interest rates, currency exchange rates, commodities or other indices, (h) all interest, fees and other expenses owed with respect to the indebtedness referred to above (and any prepayment penalties or fees or similar breakage costs or other fees and costs required to be paid in order for such Indebtedness to be satisfied and discharged in full), and (i) all indebtedness referred to above which is directly or indirectly guaranteed by such Person or which such Person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss.

“IRA” has the meaning ascribed to such term in Section 3.2(c).

“Management Holder” means Holders who are employed by, or serve as consultants or directors, to the Company or any of its subsidiaries.

“Management Stockholder’s Agreement” means a Management Stockholder’s Agreement dated as of March 25, 2004 among Borden Chemical, Inc., a New Jersey corporation and the Purchasers (as defined therein).

“Non-Compete Period” has the meaning ascribed to such term in Section 6(c).

“Notice of Redemption” has the meaning ascribed to such term in Section 4(c).

“Offer” has the meaning ascribed to such term in Section 3.1.

“Offeror” has the meaning ascribed to such term in Section 3.1.

“Option” means the options issued to Holders pursuant to the Company’s 2004 Stock Option Plan, as it is amended, supplemented, restated or otherwise modified from time to time, or any other option plan approved by the Company.

“Original Cost” means the Common Share Consideration (subject to appropriate adjustment by the Board for stock splits, stock dividends, combinations and similar transactions).

“Original Issue Date” means with respect to any share of Common Stock issued to a BHI or Management Holder, the date of issuance of such share of Common Stock to BHI or such Management Holder, as applicable.

“Person” shall be construed broadly and shall include, without limitation, an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Proportionate Percentage” means, with respect to any Holder at the time of any Tag Along Transaction, a fraction (expressed as a percentage) the numerator of which is the total number of shares of Common Stock held by such Holder as of such time (including any shares of Common Stock that such Holder purchases pursuant to any Option exercised in connection with the Tag Along Transaction and any shares distributed to such Holder pursuant to any deferred compensation plan in connection with the Tag Along Transaction) and the denominator of which is the total number of shares of Common Stock outstanding at the time of determination (including any shares of Common Stock that any Holder purchases pursuant to any Option exercised in connection with the Tag Along Transaction and any shares distributed to such Holder pursuant to any deferred compensation plan in connection with the Tag Along Transaction).

“Proxy” has the meaning ascribed to such term in Section 5(a).

“Public Sale” means any sale, occurring simultaneously with or after an initial public offering, of Common Stock to the public pursuant to an offering registered under the Securities Act or to the public in the manner described by the provisions of Rule 144(f) promulgated thereunder.

“Qualified Public Offering” means an underwritten public offering of Common Stock by the Company pursuant to an effective registration statement filed by the Company with the Securities and Exchange Commission (other than on Forms S-4 or S-8 or successors to such forms) under the Securities Act, pursuant to which the aggregate offering price of the Common Stock sold in such offering is at least $175,000,000.

“Repurchase Event” means, with respect to a Management Holder, such Management Holder shall cease to be employed by the Company or any of its subsidiaries for any reason (including upon death or Disability).

“Required Voting Percentage” means (i) a majority of the shares of Common Stock outstanding owned by the Management Holders as of the date the vote is taken (including for purposes of this calculation Deemed Held Shares) and (ii) the vote of the shares of Common Stock owned by BHI.

“Sale Notice” has the meaning ascribed to such term in Section 2(a).

“Securities” means, with respect to any Person, such Person’s “securities” as defined in Section 2(1) of the Securities Act and includes such Person’s capital stock or other equity interests or any options, warrants or other securities that are directly or indirectly convertible into, or exercisable or exchangeable for, such Person’s capital stock or other equity or equity-linked interests, including phantom stock and stock appreciation rights.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Subject Employee” has the meaning ascribed to such term in Section 3.2(c).

“Tag Along Holder” has the meaning ascribed to such term in Section 2(a).

“Tag Along Notice” has the meaning ascribed to such term in Section 2(a).

“Tag Along Transaction” has the meaning ascribed to such term in Section 2(a).

“Term” has the meaning ascribed to such term in Section 5(a).

Section 2. Certain Dispositions.

(a) Tag Along Transaction.

(i) Subject to the provisions of Section 2(b), prior to the consummation of a Qualified Public Offering, if BHI desires to effect any sale or transfer of shares of Common Stock to any third party following which (when aggregated with all prior such sales or transfers) BHI shall have disposed of more than 10% of the number of shares of Common Stock that BHI owned as of the Original Issue Date to a transferee or

Group that is not an Affiliate of BHI (a “Tag Along Transaction”), it shall give written notice to the Management Holders offering such Management Holders the option to participate in such Tag Along Transaction (a “Sale Notice”). The Sale Notice shall set forth the material terms of the proposed Tag Along Transaction and identify the contemplated transferee or Group.

(ii) Each of the Management Holders may, by written notice to BHI (a “Tag Along Notice”) delivered within ten (10) days after the date of the Sale Notice (each such Management Holder delivering such timely notice being a “Tag Along Holder”), elect to sell in such Tag Along Transaction the shares of Common Stock held by such Management Holder, provided that the number of shares to be sold by such Management Holder will not exceed such Holder’s Proportionate Percentage (as calculated in pursuant to subsection (iii) below) of the total number of shares of Common Stock that BHI proposes to sell or transfer in the applicable Tag Along Transaction. The shares of Common Stock to be sold by a Tag Along Holder in a Tag Along Transaction may include shares of Common Stock (x) to be distributed to such Tag Along Holder in connection with such Tag Along Transaction from any deferred compensation plan or (y) which such Tag Along Holder may obtain by exercising any Options held by such Tag Along Holder that are vested as of the date of such Tag Along Notice or which would vest in connection with such Tag Along Transaction (collectively the “Deemed Held Shares”).

(iii) If none of the Management Holders delivers a timely Tag Along Notice, then BHI may thereafter consummate the Tag Along Transaction, on substantially the same terms and conditions as are described in the Sale Notice (including, without limitation, the number of shares of Common Stock being sold and the sale price), for a period of one hundred twenty (120) days thereafter. In the event BHI has not consummated the Tag Along Transaction within such one hundred twenty (120) day period, BHI shall not thereafter consummate a Tag Along Transaction, without first providing a Sale Notice and an opportunity to the Management Holders to sell in the manner provided above. If one or more of the Management Holders gives BHI a timely Tag Along Notice, then BHI shall use all reasonable efforts to cause the prospective transferee or Group to agree to acquire all shares identified in all timely Tag Along Notices, upon the same terms and conditions as are applicable to the shares of Common Stock held by BHI. If such prospective transferee or Group is unable or unwilling to acquire all shares of Common Stock proposed to be included in the Tag Along Transaction upon such terms, then BHI may elect either to cancel such Tag Along Transaction or to allocate the maximum number of shares that such prospective transferee or Group is willing to purchase among BHI and the Tag Along Holders in the proportion that each such Tag Along Holder’s and BHI’s Proportionate Percentage bears to the total Proportionate Percentages of BHI and the Tag Along Holders (e.g., if the Sale Notice contemplated a Tag Along Transaction of 10% Proportionate Percentage by BHI, and if BHI at such time owns a 30% Proportionate Percentage and one Tag Along Holder who owns a 20% Proportionate Percentage elects to participate, then BHI would be entitled to sell a 6% Proportionate Percentage (30%/50% multiplied by the 10% Proportionate Percentage) and the Tag Along Holder would be entitled to sell a 4% Proportionate Percentage (20%/50% multiplied by the 10% Proportionate Percentage).

(iv) Notwithstanding the provisions of this Section 2(a), during the first twelve (12) months of this Agreement, BHI (or the Apollo Group) may transfer up to 25% of the shares of Common Stock then owned by it without complying with the provisions of this Section 2(a); provided that such transferee shall agree to become bound by the provisions set forth in this Section 2(a) in the same manner as BHI.

(v) For purposes of this Section 2(a), any holder of Common Stock who has a contractual right to participate in such Tag Along Transaction or any other holder of Common Stock who is otherwise participating in such Tag Along Transaction with the consent of BHI shall be deemed to be a “Management Holder” under this Section 2(a).

(b) Come Along Transaction.

(i) If BHI desires to effect a Come Along Transaction prior to the consummation of a Qualifying Public Offering, then in lieu of complying with the requirements of Section 2(a), BHI at its option (the “Come Along Option”) may require all Management Holders to sell the same percentage of their respective shares of Common Stock (including their Deemed Held Shares) as BHI desires to sell to the transferee or Group selected by BHI, at the same price per share and on the same terms and conditions as apply to those sold by BHI.

(ii) Each Management Holder shall consent to and raise no objections against the Come Along Transaction, and if the Come Along Transaction is structured as (a) a merger or consolidation of the Company or an Asset Sale, each Management Holder shall waive any dissenters rights, appraisal rights or similar rights in connection with such merger, consolidation or Asset Sale, or (b) a sale of all the capital stock of the Company, the Management Holders shall agree to sell all their shares of Common Stock which are the subject of the Come Along Transaction (including their Deemed Held Shares) at the same price per share and generally on the same terms and conditions as apply to those sold by BHI. The Management Holders shall take all necessary and desirable actions reasonably requested by BHI in connection with the consummation of the Come Along Transaction, including the execution of such agreements and such instruments and the taking of such other actions as are reasonably necessary to provide customary representations, warranties, and indemnities regarding title, as well as escrow arrangements relating to such Come Along Transaction.

(c) The Company and each Management Holder shall cooperate in causing any Deemed Held Shares of such Management Holder that are ultimately included in a Come Along Transaction to be delivered to the Management Holder immediately prior to the closing of such Come Along Transaction in order that the Management Holder may exercise his rights under Section 2(a) or that BHI may exercise its rights under Section 2(b), as the case may be.

(d) Upon the closing of the sale of any shares of Common Stock (including any Deemed Held Shares) pursuant to this Section 2, the Holders shall deliver at such closing, against payment of the purchase price therefor, certificates representing their shares of Common Stock to be sold, duly endorsed for transfer or accompanied by duly endorsed stock powers, and evidence of good title to the shares to be sold, of the absence of liens, encumbrances and adverse claims with respect thereto and of such other matters as are deemed necessary by the Company for the proper transfer of such shares on the books of the Company.

Section 3. Transfers; Additional Parties.

3.1 Restrictions; Permitted Dispositions.

Without the consent of the Company, no Management Holder shall make any Disposition, directly or indirectly, through an Affiliate or otherwise. The preceding sentence shall apply with respect to all shares of Common Stock held at any time by a Management Holder (including without limitation, all shares of Common Stock acquired upon the exercise of any Option or upon a distribution pursuant to any deferred compensation plan), regardless of the manner in which such Management Holder initially acquired such shares of Common Stock. Notwithstanding the foregoing, the following Dispositions by a Management Holder shall be permitted at any time:

(a) subject to any lock-up provisions that may be applicable to such holder, in connection with a Public Sale of Common Stock;

(b) to: (i) a guardian of the estate of such Management Holder, (ii) an inter-vivos trust primarily for the benefit of such Management Holder; (iii) an inter-vivos trust whose primary beneficiary is one or more of such Management Holder’s lineal descendants (including lineal descendants by adoption); (iv) the spouse of such Management Holder during marriage and not incident to divorce; or (v) one or more of such Management Holder’s Affiliates;

(c) to any individual Management Holder by: (i) a guardian of the estate of such Management Holder; (ii) an inter-vivos trust whose primary beneficiary is such Management Holder or one or more of such Management Holder’s lineal descendants (including lineal descendants by adoption); (iii) the spouse of such Management Holder; or (iv) an Affiliate of such Management Holder;

(d) with the consent of the Company, by any Management Holder to a qualified retirement plan sponsored by the Management Holder (including with respect to a qualified retirement plan referred to in this paragraph 3.1(d), to participants, alternate payees and beneficiaries to the extent required by law and the provisions of such plan);

(e) to a trust, to any successor trust or successor trustee;

(f) any Disposition permitted pursuant to Section 2(a) or required pursuant to Section 2(b); and

(g) with the consent of the Company, by any Management Holder to other Persons for tax planning purposes.

In the event of a transaction involving a change of ownership interest or voting power of a Management Holder which avoids the restrictions on Dispositions provided in this Section 3.1, such transaction shall be deemed a Disposition by such Management Holder and an irrevocable “Offer,” and such Management Holder (“Offeror”) shall promptly notify the Company of such event and offer (the “Offer”), by written notice to the Company, to sell all securities subject to the Offer to the Company and/or BHI for Fair Market Value (as provided below). Offers under this Section 3.1 shall (a) be in writing; (b) be irrevocable for so long as the Company or BHI has the right to purchase any securities subject to the Offer; (c) be sent by the Offeror to the Company; and (d) contain a description of the proposed transaction and change of ownership interest or voting power. The Company shall, within five (5) business days from receipt thereof (or, if no such written notice is delivered to the Company by the Management Holder, within five (5) business days from the Company’s receipt of evidence, satisfactory to it, of such a Disposition by the Offeror), deliver written notice of the Offer to the Company and BHI stating that all Common Stock registered in the name of such Management Holder are securities subject to an Offer pursuant to this Section 3.1. The date of such Offer shall be deemed to be the date such written notice of the Offer is so delivered by the Company.

3.2 Additional Parties.

(a) As a condition to the Company’s obligation to effect a transfer of shares of Common Stock permitted by this Agreement on the books and records of the Company, (other than (i) a transfer permitted by clause (a) of Section 3.1, (ii) except as provided in Section 2(a)(iv), a transfer to or by BHI or any of its Affiliates from or to any Person that is not an Affiliate of BHI or of any of BHI’s Affiliates, or (iii) a transfer to the Company or any subsidiary of the Company), the transferee shall be required to become a party to this Agreement by executing (together with such Person’s spouse, if applicable) an Adoption Agreement in substantially the form of Exhibit A or in such other form that is reasonably satisfactory to the Company.

(b) Except in the case of transfer permitted by clause (a) of Section 3.1, in the event that any Person acquires shares of Common Stock from (i) a Management Holder or any Affiliate or member of such Management Holder’s Group or (ii) any direct or indirect transferee of a Management Holder, such Person shall be subject to any and all obligations and restrictions of such Management Holder hereunder (other than the provisions of Section 6), as if such Person was such Management Holder named herein. Additionally, whenever a Management Holder makes a transfer of shares of Common Stock (other than a transfer permitted by clause (a) of Section 3.1), such shares of Common Stock shall contain a legend so as to inform any transferee that such shares of Common Stock were held originally by a Management Holder and are subject to repurchase pursuant to Section 4 below based on the employment of or events relating to such Management Holder. Such legend shall not be placed on any shares of Common Stock acquired from a Management Holder by the Company, BHI or any of its Affiliates.

(c) Any shares of Common Stock acquired by an individual retirement account (“IRA”) on behalf of an employee of the Company or any of its subsidiaries (the “Subject Employee”) shall be deemed to be a Management Holder. Additionally, such Subject Employee shall be deemed to be a Management Holder and his or her IRA shall be deemed to have acquired all shares of Common Stock it holds from such Subject Employee pursuant to a transfer that is subject to Section 3.2(b) above.

(d) In the event that any Person that is an Affiliate of BHI acquires shares of Common Stock from BHI or any other Affiliate of BHI, such Person shall be subject to any and all obligations and restrictions of BHI hereunder, as if such Person were BHI.

3.3 Securities Restrictions; Legends.

(a) No shares of Common Stock shall be transferable except upon the conditions specified in this Section 3.3, which conditions are intended to insure compliance with the provisions of the Securities Act.

(b) Each certificate representing shares of Common Stock shall (unless otherwise permitted by the provisions of paragraph (d) below) be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR BLUE SKY LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR LAWS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO AN INVESTOR RIGHTS AGREEMENT DATED AS OF AUGUST 12, 2004 AMONG THE ISSUER OF SUCH SECURITIES (THE “COMPANY”), AND THE OTHER PARTIES NAMED THEREIN. THE TERMS OF SUCH INVESTOR RIGHTS AGREEMENT INCLUDE, AMONG OTHER THINGS, RESTRICTIONS ON TRANSFER. A COPY OF SUCH AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(c) The holder of any shares of Common Stock by acceptance thereof agrees, prior to any transfer of any such shares, to give written notice to the Company of such holder’s intention to effect such transfer and to comply in all other respects with the provisions of this Section 3.3. Each such notice shall describe the manner and circumstances of the proposed transfer. Upon request by the Company, the holder delivering such notice shall deliver a written opinion, addressed to the Company, of counsel for the holder of such shares, stating that in the opinion of such counsel (which opinion and counsel shall be reasonably satisfactory to the Company) such proposed transfer does not involve a transaction requiring registration or qualification of such shares under the Securities Act. Such holder of such shares shall be entitled to transfer such shares in accordance with the terms of the notice delivered to the Company, if the Company does not reasonably object to such transfer and request such opinion within fifteen (15) days after delivery of such notice, or, if it requests such opinion, does not reasonably object to such transfer within fifteen (15) days after delivery of such opinion. Each certificate or other instrument evidencing any such transferred shares of Common Stock shall bear the legend set forth in paragraph (b) above unless (i) such opinion of counsel to the holder of such shares (which opinion and counsel shall be reasonably acceptable to the Company) states that registration of any future transfer is not required by the applicable provisions of the Securities Act or (ii) the Company shall have waived the requirement of such legends.

(d) Notwithstanding the foregoing provisions of this Section 3.3, the restrictions imposed by this Section 3.3 upon the transferability of any shares of Common Stock shall cease and terminate when (i) any such shares are sold or otherwise disposed of pursuant to an effective registration statement under the Securities Act, or (ii) after a Qualified Public Offering, the holder of such shares has met the requirements for transfer of such shares pursuant to Rule 144 under the Securities Act. Whenever the restrictions imposed by this Section 3.3 shall terminate, the holder of any shares as to which such restrictions have terminated shall be entitled to receive from the Company, without expense, a new certificate not bearing the restrictive legend set forth in paragraph (b) above and not containing any other reference to the restrictions imposed by this Section 3.3.

Section 4. Repurchase Rights.

(a) Company Repurchase Right.

(i) From and after a Repurchase Event with respect to any Management Holder, the Company and its subsidiaries shall have the right, but not the obligation, to repurchase all or any portion of the shares of Common Stock held by such holder (including any shares of Common Stock received upon a distribution from any deferred compensation plan or any Common Stock issuable upon exercise of any Options held by such Management Holder) in accordance with this Section 4 for Fair Market Value. The Company or any of its subsidiaries may exercise its right to purchase such shares of Common Stock until the date occurring six months after the Repurchase Event; provided, however, that with respect to shares of Common Stock acquired by a Management Holder after such Repurchase Event (whether by exercise of Options, distribution of shares from any deferred compensation plan or otherwise), the Company or any of its subsidiaries may exercise its right to purchase such shares of Common Stock until the date occurring six months after the acquisition of such shares of Common Stock by such Management Holder (such date, the “Repurchase Date”). The determination date for purposes of determining the Fair Market Value shall be the closing date of the purchase of the applicable shares (which closing date shall not be later than the Repurchase Date).

(ii) Notwithstanding anything contained herein to the contrary, in the event (i) a Management Holder materially breaches the terms of this Agreement (including Section 6 hereof), or any other agreement between the Management Holder and the Company or its subsidiaries or (ii) a Management Holder’s employment is terminated by the Company for Cause, then the Company and its subsidiaries shall have the right, but not the obligation, to repurchase all or any portion of the shares of Common Stock held by such holder (including any shares of Common Stock received upon a distribution from any deferred compensation plan or any Common Stock issuable upon exercise of any Options held by such Management Holder) in accordance with this Section 4 for the lesser of (i) Original Cost and (ii) Fair Market Value. The determination date for purposes of determining the Fair Market Value shall be the closing date of the purchase of the applicable shares.

(b) BHI Repurchase Right. The Company or a subsidiary thereof shall give written notice to BHI stating whether the Company or any subsidiary will exercise such purchase rights pursuant to clause (a) above. If such notice states that the Company and its subsidiaries will not exercise their purchase rights for all or a portion of the shares of Common Stock then subject thereto, BHI shall have the right to purchase such shares of Common Stock not purchased by the Company or its subsidiaries on the same terms and conditions as the Company and its subsidiaries until the later of (i) the 30th day following the receipt of such notice or (ii) the Repurchase Date (in the case of a repurchase pursuant to clause (a)(i) above).

(c) Management Holder Rights. At any time within 90 days of the termination of employment of any Management Holder without Cause, or the Management Holder’s voluntary resignation of employment with Good Reason, or at any time within 12 months of the Management Holder’s death or Disability, but prior to the consummation of a Qualified Public Offering, such Management Holder (or his or her executors or administrators, if such Management Holder dies or becomes subject to a

Disability), may elect to have the Company purchase all (but not less than all) of the outstanding shares of Common Stock (including any Deemed Held Shares) held by such Management Holder at a price per share equal to the Fair Market Value of each such share of Common Stock, by giving written notice to the Company of such election (the “Notice of Redemption”), whereupon the Company shall be obligated to repurchase such shares of Common Stock on such date as shall be determined by the Company, but in any event not earlier than 10 days, and not later than 90 days, after the date when the Notice of Redemption is delivered to the Company. A Management Holder’s rights to require the Company to repurchase his or her Common Stock shall terminate upon the consummation of a Qualified Public Offering. The determination date for purposes of determining Fair Market Value shall be the closing date of the purchase of the applicable shares.

(d) Closing. The closing of any purchase of shares of Common Stock, pursuant to this Section 4 shall take place on a date designated by the Company, one of its subsidiaries, or BHI, as applicable, in accordance with the applicable provisions of this Section 4; provided that the closing will be deferred until such time as the applicable Management Holder has held the shares of Common Stock for a period of at least six months and one day. The Company, one of its subsidiaries, or BHI, as applicable, will pay for the shares of Common Stock purchased by it pursuant to this Section 4 by delivery of a check or wire transfer of funds, in exchange for the delivery by the Management Holder of the certificates representing such shares of Common Stock, duly endorsed for transfer to the Company, such subsidiary or BHI, as applicable. The Company shall have the right to record such purchase on its books and records without the consent of the Management Holder.

(e) Restrictions on Repurchase. Notwithstanding anything to the contrary contained in this Agreement, all purchases of shares of Common Stock by the Company shall be subject to applicable restrictions contained in federal law and the Delaware General Corporation Law and in the Company’s and its respective subsidiaries’ debt and equity financing agreements. Notwithstanding anything to the contrary contained in this Agreement, if any such restrictions prohibit or otherwise delay any purchase of shares of Common Stock which the Company is otherwise entitled or required to make pursuant to this Section 4, then the Company shall have the option to make such purchases pursuant to this Section 4 within thirty (30) days of the date that it is first permitted to make such purchase under the laws and/or agreements containing such restrictions. Notwithstanding anything to the contrary contained in this Agreement, the Company and its subsidiaries shall not be obligated to effectuate any transaction contemplated by this Section 4 if such transaction would violate the terms of any restrictions imposed by agreements evidencing the Company’s Indebtedness. In the event that any shares of Common Stock are sold by a Management Holder pursuant to this Section 4, the Management Holder, and such Management Holder’s successors, assigns or representatives, will take all steps necessary and desirable to obtain all required third-party, governmental and regulatory consents and approvals with respect to such Management Holder and take all other actions necessary and desirable to facilitate consummation of such sale in a timely manner.

Section 5. Voting Agreement.

(a) Each Management Holder hereby revokes any and all prior proxies or powers of attorney in respect of any of such Management Holder’s shares of Common Stock and constitutes and appoints Apollo Management V, L.P., or any nominee of Apollo Management V, L.P., with full power of substitution and resubstitution, at any time from the date hereof until the earlier of (i) the termination of this Agreement pursuant to Section 8(h) hereof (the “Term”) and (ii) the consummation of a Qualified Public Offering, as its true and lawful attorney and proxy (its “Proxy”), and in its name, place and stead, to vote each of such shares (whether such shares are currently held or may be acquired in the future by such Management Holder) as its Proxy, at every annual, special, adjourned or postponed meeting of the stockholders of the Company, including the right to sign its name (as stockholder) to any consent, certificate or other document relating to the Company that the laws of the state of Delaware may permit or require with respect to any matter referred to be voted on by the stockholders of the Company. THE FOREGOING PROXY AND POWER OF ATTORNEY ARE IRREVOCABLE AND COUPLED WITH AN INTEREST THROUGHOUT THE TERM.

(b) No Proxies for or Encumbrances on Management Holder Shares. Except pursuant to the terms of this Agreement, during the Term and prior to a Qualified Public Offering, no Holder shall, without the prior written consent of Apollo Management V, L.P., directly or indirectly, (i) grant any proxies (other than pursuant to Section 5(a) above) or enter into any voting trust or other agreement or arrangement with respect to the voting of any shares of Common Stock held by such Holder or (ii) except as permitted pursuant to Section 2 or Section 3, sell, assign, transfer, encumber or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect sale, assignment, transfer, encumbrance or other disposition of, any such Management Holder’s Shares.

Section 6. Non-Solicitation; Non-Compete.

(a) Each Management Holder shall be bound the non-compete and non-solicitation provisions contained in this Section 6, unless any Management Holder is a party to an employment or other similar agreement with the Company or any of its subsidiaries which contains non-compete and non-solicitation provisions, in which event such Management Holder shall only be bound by the non-compete and non-solicitation provisions contained in such employment or other agreement and shall not be bound by the provisions of this Section 6.

(b) During the period commencing on the date hereof and ending on the first anniversary of the date on which the Management Holder ceases to receive any payments related to salary, bonus or severance from the Company or any of its Affiliates, the Management Holder shall not directly or indirectly through another Person (i) induce or attempt to induce any employee of the Company or any Affiliate of the Company to leave the employ of the Company or such Affiliate, or in any way interfere with the relationship between the Company or any such Affiliate, on the one hand, and any employee thereof, on the other hand, (ii) hire any person who was an employee of the Company or any Affiliate of the Company until twelve (12) months after such individual’s employment relationship with the Company or such Affiliate has been terminated or (iii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company or any Affiliate of the Company to cease doing business with the Company or such Affiliate, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation, on the one hand, and the Company or any such Affiliate, on the other hand.

(c) Each Management Holder acknowledges that, in the course of his employment with the Company and/or its Affiliates and their predecessors, he has become familiar, or will become familiar, with the Company’s and its Affiliates’ and their predecessors’ trade secrets and with other confidential information concerning the Company, its Affiliates and their respective predecessors and that his services have been and will be of special, unique and extraordinary value to the Company and its Affiliates. Therefore, each Management Holder agrees that, during the period commencing on the date hereof and ending on the date on which the Management Holder ceases to receive any payments related to salary, bonus or severance from the Company or any of its Affiliates (or in the case of a termination by the Company of the Management Holder’s employment for Cause or a termination by the Management Holder of his or her employment without Good Reason, the first anniversary of the date on which the Management Holder ceases to receive such payments) (the “Non-Compete Period”), such Management Holder shall not directly or indirectly, engage in the production, sale or distribution of any product produced, sold or distributed by the Company or its subsidiaries as of the date hereof or during the Non-Compete Period anywhere in the world in which the Company or its subsidiaries is doing business. For purposes of this Section 6(c), the phrase “directly or indirectly engage in” shall include any direct or indirect ownership or profit participation interest in such enterprise, whether as an owner, stockholder, partner, joint venturer or otherwise, and shall include any direct or indirect participation in such enterprise as an employee, consultant, licensor of technology or otherwise; provided, however, that nothing in this Section 6 shall prohibit any Management Holder from being a passive owner of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded, so long as such Management Holder has no active participation in the business of such corporation.

(d) Each Management Holder understands that the foregoing restrictions may limit his ability to earn a livelihood in a business similar to the business of the Company and any of its Affiliates, but he nevertheless believes that he has received and will receive sufficient consideration and other benefits as an employee of the Company and as otherwise provided hereunder or as described in the recitals hereto to clearly justify such restrictions which, in any event (given his education, skills and ability), such Management Holder does not believe would prevent him from otherwise earning a living. Each Management Holder has carefully considered the nature and extent of the restrictions placed upon him by this Agreement, and hereby acknowledges and agrees that the same are reasonable in time and territory and do not confer a benefit upon the Company disproportionate to the detriment which the same may cause such Management Holder.

Section 7. Notices.

In the event a notice or other document is required to be sent hereunder to the Company or to any Holder or the spouse or legal representative of a Holder, such notice or other document, if sent by mail, shall be sent by registered mail, return receipt requested (and by air mail in the event the addressee is not in the continental United States), to the party entitled to receive such notice or other document at the address set forth on Annex I hereto. Any such notice shall be effective and deemed received three (3) days after proper deposit in the mails, but actual notice shall be effective however and whenever received. The Company, any Holder or any spouse or legal representative of a Holder may effect a change of address for purposes of this Agreement by giving notice of such change to the Company, and the Company shall, upon the request of any party hereto, notify such party of such change in the manner provided herein. Until such notice of change of address is properly given, the addresses set forth on Annex I shall be effective for all purposes.

Section 8. Miscellaneous Provisions.

(a) Each Management Holder that is a party to a Management Stockholder’s Agreement by its signature hereto agrees that such agreement is terminated as of the date hereof and shall have no further force or effect.

(b) Each Management Holder that is an entity that was formed for the sole purpose of acquiring shares of Common Stock or that has no substantial assets other than the shares of Common Stock or interests in shares of Common Stock agrees that (a) certificates of shares of its common stock or other instruments reflecting equity interests in such entity (and the certificates for shares of common stock or other equity interests in any similar entities controlling such entity) will note the restrictions contained in this Agreement on the transfer of Common Stock as if such common stock or other equity interests were shares of Common Stock and (b) no such shares of common stock or other equity interests may be transferred to any Person other than in accordance with the terms and provisions of this Agreement as if such shares or equity interests were shares of Common Stock.

(c) No Holder shall enter into any stockholder agreements or arrangements of any kind with any Person with respect to any Securities of the Company on terms inconsistent with the provisions of this Agreement (whether or not such agreements or arrangements are with other Holders or with Persons that are not parties to this Agreement), including agreements or arrangements with respect to the acquisition or disposition of any Securities of the Company in a manner inconsistent with this Agreement.

(d) All questions concerning the construction, interpretation and validity of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(e) Whenever the context requires, the gender of all words used herein shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural.

(f) This Agreement shall be binding upon the Company, BHI, the Management Holders, any spouses of the Management Holders, and their respective heirs, executors, administrators and permitted successors and assigns.

(g) This Agreement may be amended or waived from time to time by an instrument in writing signed by the Company and the Holders having the Required Voting Percentage, provided, that this Agreement may be amended by the Company without the consent of any Holder to cure any ambiguity or to cure, correct or supplement any defective provisions contained herein, or to make any other provisions with respect to matters or questions hereunder as the Company may deem necessary or advisable, so long as such action does not affect adversely the interest of any Holder.

(h) This Agreement shall terminate automatically upon: (i) the dissolution of the Company; (ii) the determination of the Required Voting Percentage, or (iii) the consummation of a Control Disposition.

(i) Any Holder who disposes of all of his, her or its Common Stock in conformity with the terms of this Agreement shall cease to be a party to this Agreement and shall have no further rights hereunder.

(j) The spouses of the individual Management Holders are fully aware of, understand and fully consent and agree to the provisions of this Agreement and its binding effect upon any community property interests or similar marital property interests in the Common Stock they may now or hereafter own, and agree that the termination of their marital relationship with any Management Holder for any reason shall not have the effect of removing any Common Stock of the Company otherwise subject to this Agreement from the coverage of this Agreement and that their awareness, understanding, consent and agreement are evidenced by their signing this Agreement. Furthermore, each individual Management Holder agrees to cause his or her spouse (and any subsequent spouse) to execute and deliver, upon the request of the Company, a counterpart of this Agreement, or an Adoption Agreement substantially in the form of Exhibit A or in a form satisfactory to the Company.

(k) Any Disposition or attempted Disposition in breach of this Agreement shall be void and of no effect. In connection with any attempted Disposition in breach of this Agreement, the Company may hold and refuse to transfer any Common Stock or any certificate therefor, in addition to and without prejudice to any and all other rights or remedies which may be available to it or the Holders. Each party to this Agreement acknowledges that a remedy at law for any breach or attempted breach of this Agreement will be inadequate, agrees that each other party to this Agreement shall be entitled to specific performance and injunctive and other equitable relief in case of any such breach or attempted breach and further agrees to waive (to the extent legally permissible) any legal conditions required to be met for the obtaining of any such injunctive or other equitable relief (including posting any bond in order to obtain equitable relief).

(l) This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. The failure of any Holder to execute this Agreement does not make it invalid as against any other Holder.

(m) Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, and such invalid, illegal or otherwise unenforceable provisions shall be null and void as to such jurisdiction. It is the intent of the parties, however, that any invalid, illegal or otherwise unenforceable provisions be automatically replaced by other provisions which are as similar as possible in terms to such invalid, illegal or otherwise unenforceable provisions but are valid and enforceable to the fullest extent permitted by law.

(n) Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and other documents as any other party hereto reasonably may request in order to carry out the provisions of this Agreement and the consummation of the transactions contemplated hereby.

(o) The parties to this Agreement agree that jurisdiction and venue in any action brought by any party hereto pursuant to this Agreement shall properly (but not exclusively) lie in any federal or state court located in the State of Delaware. By execution and delivery of this Agreement each party hereto irrevocably submit to the jurisdiction of such courts for himself and in respect of his property with respect to such action. The parties hereto irrevocably agree that venue for such action would be proper in such court, and hereby waive any objection that such court is an improper or inconvenient forum for the resolution of such action. The parties further agree that the mailing by certified or registered mail, return receipt requested, of any process required by any such court shall constitute valid and lawful service of process against them, without necessity for service by any other means provided by statute or rule of court.

(p) No course of dealing between the Company, or its subsidiaries, and the Holders (or any of them) or any delay in exercising any rights hereunder will operate as a waiver of any rights of any party to this Agreement. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

(q) BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OR ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHT OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS ENTERED INTO IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN.

(r) This Agreement sets forth the entire agreement of the parties hereto as to the subject matter hereof and supersedes all previous agreements among all or some of the parties hereto, whether written, oral or otherwise, as to such subject matter. Unless otherwise provided herein, any consent required by the Company may be withheld by the Company in its sole discretion.

(s) Except as otherwise expressly provided herein, no Person not a party to this Agreement, as a third party beneficiary or otherwise, shall be entitled to enforce any rights or remedies under this Agreement.

(t) If, and as often as, there are any changes in the Common Stock by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions of this Agreement, as may be required, so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Common Stock as so changed.

(u) No director of the Company shall be personally liable to the Company or any Holder as a result of any acts or omissions taken under this Agreement in good faith.

(v) In the event additional shares of Common Stock are issued by the Company to a Holder at any time during the term of this Agreement, either directly or upon the exercise or exchange of securities of the Company exercisable for or exchangeable into shares or Common Stock, such additional shares of Common Stock, as a condition to their issuance, shall become subject to the terms and provisions of this Agreement.

(w) Notwithstanding anything to the contrary contained herein, but subject to Section 3.2, BHI may assign its rights or obligations, in whole or in part, under this Agreement to one or more of its Affiliates.

(x) In the event that any member of BHI becomes an owner of Common Stock of the Company, such member shall automatically become a party to this Agreement and this Agreement shall be amended and restated to provide that the Apollo Group or a designee of the Apollo Group shall have all of the rights and obligations of BHI hereunder.

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